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                                                                   EXHIBIT 15-17

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries for the periods ended June 30, 2001 and 2000, as indicated in our report dated August 14, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is incorporated by reference in the following Registration Statements:


     FORM                     REGISTRATION NUMBER


     Form S-3                 33-57545
     Form S-8                 333-00023
     Form S-4                 333-89175
     Form S-3                 333-58834
     Form S-8                 333-61992
     Form S-8                 333-62192

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan
August 14, 2001